UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2016

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends Targa Resources Corp.’s Current Report on Form 8-K dated March 16, 2016 and filed with the Securities and Exchange Commission on March 17, 2016, to include the following exhibits: (1) Certificate of Designations of Series A Preferred Stock of Targa Resources Corp., filed with the Secretary of State of the State of Delaware on March 16, 2016, (2) Board Representation and Observation Rights Agreement, dated as of March 16, 2016, by and between Targa Resources Corp. and Stonepeak Target Holdings LP, (3) Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto, (4) Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto and (5) Warrant Agreement, dated as of March 16, 2016, by and among Targa Resources Corp., Computershare Inc. and Computershare Trust Company, N.A. The entire Current Report on Form 8-K is being filed as amended and restated to reflect the inclusion of these exhibits. No other changes were made to the original filing.

Item 1.01	Entry into a Material Definitive Agreement

Series A Preferred Stock Purchase Agreement

As initially reported by Targa Resources Corp. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2016, on February 18, 2016, the Company entered into a Series A Preferred Stock Purchase Agreement (as subsequently amended by Amendment No. 1 thereto dated March 3, 2016 and by Amendment No. 2 thereto dated March 15, 2016, the “Original Purchase Agreement”) with Stonepeak Target Holdings LP (“Stonepeak”), an affiliate of Stonepeak Infrastructure Partners, to issue and sell, pursuant to the Original Purchase Agreement, in a private placement (the “Stonepeak Private Placement”) (i) 475,900 shares of Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), (ii) warrants (the “Series A Warrants”), exercisable into 6,681,636 shares of common stock of the Company, par value $0.001 (“Common Stock”), with an exercise price of $18.88 per share, and (iii) warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), exercisable into 3,221,843 shares of Common Stock, with an exercise price of $25.11 per share.

On March 11, 2016, the Company entered into an additional Series A Preferred Stock Purchase Agreement (as amended by Amendment No. 1 thereto on March 15, 2016, the “Additional Purchasers Purchase Agreement”) with the purchasers party thereto (the “Additional Purchasers,” and together with Stonepeak, the “Purchasers”), to issue and sell in a private placement (the “Additional Private Placement” and together with the Stonepeak Private Placement, the “Private Placement”) (i) 489,200 shares of Preferred Stock for a cash purchase price of $1,030.00 per share of Preferred Stock, (ii) Series A Warrants, exercisable into 6,868,368 shares of Common Stock, with an exercise price of $18.88 per share, and (iii) Series B Warrants, exercisable into 3,311,884 shares of Common Stock, with an exercise price of $25.11 per share. The closing of the Private Placement (the “Closing” and the date of the Closing, the “Closing Date”) occurred on March 16, 2016. The Private Placement resulted in total net proceeds to the Company of approximately $969 million, after deducting offering expenses, a transaction fee due to Stonepeak and a placement fee due to Barclays Capital Inc. as placement agent. Proceeds from the Private Placement will be used to repay indebtedness and for general corporate purposes.

Prior to the second anniversary of the Closing Date, the holders (the “Holders”) of shares of Preferred Stock (the “Preferred Shares”) and their affiliates are prohibited from directly or indirectly engaging in any short sales or other hedging transactions involving the Preferred Shares, Warrants and Common Stock underlying such Holder’s Preferred Shares.

The Additional Purchasers Purchase Agreement contains customary representations, warranties and covenants of the Company and the Additional Purchasers substantially consistent with those agreed upon in connection with previous equity and debt offerings by the Company made as of the date of the Additional Purchasers Purchase Agreement, and the parties have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants.

Certificate of Designations

On March 16, 2016, in connection with the Closing, the Company filed with the Secretary of State of Delaware a Certificate of Designations (the “Certificate of Designations”) to, among other things, authorize and establish the rights and preferences of the Preferred Shares. The Preferred Shares are a new class of equity security that will rank senior to the Common Stock with respect to distribution rights and rights upon liquidation. Subject to certain exceptions, so long as any Preferred Shares remain outstanding, no dividend or distribution will be declared or paid on, and no redemption or repurchase will be agreed to or consummated of, stock on a parity with the Preferred Shares (“Parity Stock”), Common Stock or any other shares of stock junior to the Preferred Shares, unless all accumulated and unpaid dividends for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) of the Company have been declared and paid. Notwithstanding the preceding, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Stock bear to each other.

The Holders will receive quarterly distributions equal to an annual rate of 9.5% ($95.00 per share annualized) of $1,000 per Preferred Share, subject to certain adjustments (the “Liquidation Preference”). With respect to any quarter ending on or prior to December 31, 2017, the Company may elect, in lieu of paying a distribution, to add the amount that would have been paid as a distribution to the Liquidation Preference. If the Company makes such election, the Company will also grant to the Holders a corresponding number of additional Warrants having the same terms (including exercise price) as the Warrants issued on the Closing Date. Except as set forth in the preceding sentence, if the Company fails to pay in full in cash to the Holders the required cash dividend for a fiscal quarter, then (i) the amount of such shortfall will continue to be owed by the Company to the Holders and will accumulate until paid in full in cash, (ii) the Liquidation Preference will be deemed increased by such amount until paid in full in cash and (iii) contemporaneous with increasing the Liquidation Preference by such shortfall, the Company will grant and deliver to the Holders a corresponding number of additional Warrants having the same terms (including exercise price) as the Warrants issued on the Closing Date.

At any time after the twelfth anniversary of the Closing Date, the Holders may convert their Preferred Shares into a number of shares of Common Stock equal to, per Preferred Share, the quotient of the Liquidation Preference divided by $20.77 (the “Conversion Price”), subject to certain adjustments including customary anti-dilution adjustments. Holders may elect to convert the Preferred Shares in whole or in part, so long as any partial conversion is not for less than 50,000 Preferred Shares, or such lesser amount, if such conversion relates to all of a holder’s remaining Preferred Shares.

At any time after the twelfth anniversary of the Closing Date, if the Holders have not elected to convert all of their shares of Preferred Stock, the Company may convert all of the Preferred Shares into a number of shares of Common Stock equal to, per Preferred Share, the quotient of the Liquidation Preference divided by the Conversion Price, subject to certain adjustments including customary anti-dilution adjustments; provided, that in order for the Company to exercise such conversion right, the average volume-weighted average price of the Common Stock during the preceding 10 trading day period must be greater than 120% of the Conversion Price. If the number of shares of Common Stock issued pursuant to a conversion would cause the Holders to hold shares of Common Stock in excess of 20% of the then outstanding number of shares of Common Stock, then the number of Preferred Shares to be converted will be limited so that the amount of Common Stock held by Holders does not exceed 20% of the then outstanding number of shares of Common Stock.

In the case that any Holder elects to convert Preferred Shares, the sum of (x) the number of shares of Common Stock into which the Preferred Shares can then be converted upon such exercise, (y) the number of shares of Common Stock into which the Preferred Shares have already been converted and (z) the number of shares of Common Stock that have been issued upon exercise of the Warrants, may not exceed the maximum number of shares of Common Stock which the Company may issue under its certificate of incorporation or the maximum number of shares of Common Stock which the Company may issue without stockholder approval under applicable law (including the stockholder approval rules of any National Securities Exchange on which the shares of Common Stock are listed). The Company will use its commercially reasonable efforts to seek stockholder approval for the issuance of shares of Common Stock upon conversion of the Preferred Shares and exercise of the Warrants above the amount that the Company may issue without such stockholder approval. If the Company is unable to obtain such stockholder approval by the seventh anniversary of the Closing Date, the Company will pay to the Holders (on a pro rata basis across all such Holders) an amount equal to $50,000 per day until such approval is obtained.

At any time after the fifth anniversary of the Closing Date, the Company may redeem the Preferred Shares, in whole or in part (but not less than 100,000 Preferred Shares, or such lesser amount, if such redemption relates to all of a holder’s remaining Preferred Shares), for an amount equal to, per Preferred Share, the Liquidation Preference multiplied by 110% if on or prior to the sixth anniversary of the Closing Date, and 105% thereafter.

In addition, upon certain events involving a change of control, if the Company is not the surviving entity, the Company will use its reasonable efforts to deliver to the Holders a security in the surviving or successor entity that has substantially similar rights, preferences and privileges as the Preferred Shares (a “Substantially Similar Security”); provided, that the Company will notify the Holders if the surviving entity is expected to have a worse leverage profile or indebtedness rating than that of the Company as of the Closing Date or if the security into which the Preferred Shares will convert is not traded on a major U.S. stock exchange. Upon such notice or if the Company is unable to deliver a Substantially Similar Security, the Company will redeem the Preferred Shares at a rate equal to the Liquidation Preference multiplied by (a) on or prior to the first anniversary of the Closing Date, 125%, (b) after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 120%, (c) after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 115%, (d) after the third anniversary of the Closing Date but on or prior to the sixth anniversary of the Closing Date, 110% and (e) thereafter, 105% (the “Change of Control Redemption Premium”), unless the Holders elect, by majority vote, to receive a Substantially Similar Security.

In the case of a change of control other than that described in the preceding paragraph, the Company will notify the Holders if, following the change of control event, the Company is expected to have a worse leverage profile or indebtedness rating than that of the Company as of the Closing Date or if the security into which the Preferred Shares will convert is not traded on a major U.S. stock exchange, and upon such notification, the Company will redeem the Preferred Shares at the rate equal to the Liquidation Preference multiplied by the Change of Control Redemption Premium. If no such notice is required to be delivered or if the Holders elect, the Company will cause the Preferred Shares to remain outstanding.

So long as any Preferred Shares are outstanding, the affirmative vote or consent of the Holders of at least a majority (or, in the case of any amendment, modification, alternation or supplement to, the certificate of incorporation of the Company or the Certificate of Designations pursuant to clause (v) below that materially and adversely affects the economic terms of the Preferred Shares of any Holder, 80%) of the outstanding Preferred Shares, voting together as a separate class, will be necessary for effecting or validating: (i) any issuance of stock senior to the Preferred Shares, (ii) any issuance or increase by any of the Company’s consolidated subsidiaries of any issued or authorized amount of, any specific class or series of securities, (iii) any issuance by the Company of Parity Stock, subject to certain exceptions, (iv) any incurrence of indebtedness by the Company and its consolidated subsidiaries for borrowed monies, other than under TRC’s existing credit agreement and TRP’s existing credit agreement (or replacement commercial bank credit facilities) in an aggregate amount up to $2.75 billion, or indebtedness that complies with a specified fixed charge coverage ratio, and (v) any amendment, modification or alteration of, or supplement to, the certificate of incorporation of the Company or the Certificate of Designations that would materially and adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder. However, the foregoing rights of the Holders will not restrict any of the following actions, subject to certain terms, (i) the Company and any of its controlled affiliates entering into joint ventures with third parties, (ii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company or any of its subsidiaries, or (iii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company and any joint ventures, partnerships or other minority owned entities in which the Company or its subsidiaries have an equity or other interest, in each case which exist as of the Closing Date.

Board Representation and Observation Rights Agreement

On March 16, 2016, in connection with the Closing, the Company and Stonepeak entered into a Board Representation and Observation Rights Agreement (the “Board Representation and Observation Rights Agreement”), pursuant to which Stonepeak has the right, until Stonepeak no longer owns at least 50% of the Preferred Shares issued to Stonepeak and its affiliates on the Closing, to designate an observer (the “Board Observer”) to the board of directors of the Company (the “Board”), who shall have the right to attend full meetings of the Board and receive such materials as other members of the Board receive. Furthermore, pursuant to the Certificate of Designations, if at any time the Company has not paid distributions with respect to two full quarters on the Preferred Shares (whether or not consecutive) (a “Dividend Trigger”) or an event of default occurs with respect only to the financial covenants under the Company’s or Targa Resources Partners LP’s credit agreements (a “Default Trigger”), Stonepeak shall have the right to cause the Board Observer to turn into a member of the Board, to serve until such time as all accrued and unpaid distributions on the Preferred Shares are paid in full (in the case of a Dividend Trigger) or there is no longer such an event of default (in the case of a Default Trigger). Additionally, subject to the stockholder approval rules of the NYSE, upon a Dividend Trigger or Default Trigger, each Holder will be entitled to one vote for each share of Common Stock such Holder would be entitled to receive if all of such Holder’s Preferred Shares were converted into Common Stock; provided, that such voting rights will cease at such time as all accrued and unpaid distributions on the Preferred Shares are paid in full (in the case of a Dividend Trigger) or there is no longer an event of default (in the case of a Default Trigger).

Pursuant to the Board Representation and Observation Rights Agreement, in connection with any redemption pursuant to a change of control event, as a result of which the Company terminates its public company status and related reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if the Company is not the surviving entity and the surviving entity is not a public company which is subject to the reporting obligations of the Exchange Act, Stonepeak will have the option to acquire, at a per-share price and on such other reasonable and customary terms as may be agreed by Stonepeak and the surviving entity, common equity in the surviving entity with an aggregate value (based on such mutually agreed per-share price) up to the amount of the aggregate proceeds to be received by Stonepeak pursuant to any such required redemption pursuant to the Certificate of Designations.

Warrant Agreement

On March 16, 2016, in connection with the Closing, the Company, Computershare Inc. and Computershare Trust Company, N.A. entered into a warrant agreement to, among other things, authorize and establish the terms of the Warrants. The Warrants will be exercisable beginning six months from the Closing Date until the seventh anniversary of the Closing Date. The Warrants may be net settled in cash or shares at the option of the Company, subject to customary anti-dilution adjustments, and any partial exercise of a Warrant may be for no less than 20,000 shares of Common Stock.

Registration Rights Agreements

On March 16, 2016, in connection with the Closing, the Company also entered into a Registration Rights Agreement (the “Preferred Registration Rights Agreement”) with the Purchasers relating to the registered resale of Common Stock issuable upon conversion of the Preferred Stock (the “Preferred Registrable Securities”) and a Registration Rights Agreement (the “Warrants Registration Rights Agreement” and together with the Preferred Registration Rights Agreement, the “Registration Rights Agreements”) with the Purchasers relating to the registered resale of Common Stock issuable upon exercise of the Warrants (the “Warrants Registrable Securities”).

Pursuant to the Preferred Registration Rights Agreement, the Company is required to file or cause to be filed a registration statement (the “Preferred Registration Statement”) for the registered resale of the shares of the Preferred Registrable Securities and is required to cause the Preferred Registration Statement to become effective no later than 60 days prior to the twelfth anniversary of the Closing Date. In certain circumstances, the holders of the Preferred Registrable Securities will have piggyback registration rights on offerings initiated by the Company or other persons who have been granted registration rights, and Stonepeak has the right to request two underwritten offerings upon certain terms and conditions set forth in the Preferred Registration Rights Agreement. Holders of Preferred Registrable Securities will cease to have registration rights under the Registration Rights Agreement on the earlier of (i) the date on which all Preferred Registrable Securities covered by the Preferred Registration Statement have been distributed in the manner set forth and as contemplated in the Preferred Registration Statement, (ii) the date on which there are no longer any Preferred Registrable Securities outstanding and (iii) the later of (a) the fourth anniversary of the date on which all Preferred Stock has been converted into shares of Common Stock and (b) if and only if the Holder is an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the Company, the earlier of (x) the date on which such Holder is no longer an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company and (y) the twenty-fourth anniversary of the Closing Date.

Pursuant to the Warrants Registration Rights Agreement, the Company is required to file or cause to be filed a registration statement (the “Warrants Registration Statement”) for the registered resale of the Warrants Registrable Securities and is required to cause the Warrants Registration Statement to become effective no later than 120 days from the Closing Date. In certain circumstances, the holders of the Warrants Registrable Securities will have piggyback registration rights on offerings initiated by the Company or other persons who have been granted registration rights, and Stonepeak has the right to request two underwritten offerings upon certain terms and conditions set forth in the Warrants Registration Rights Agreement. Holders of Warrants Registrable Securities will cease to have registration rights under the Warrants Registration Rights Agreement on the earlier of (i) the date on which all Warrants Registrable Securities covered by the Warrants Registration Statement have been distributed in the manner set forth and as contemplated in the Warrants Registration Statement, (ii) the date on which there are no longer any Warrants Registrable Securities outstanding and (iii) the later of (a) the fourth anniversary of the date on which all Warrants have been exercised into shares of Common Stock and (b) if and only if the Holder is an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company, the earlier of (x) the date on which such Holder is no longer an “affiliate” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company and (y) the twelfth anniversary of the Closing Date.

The summaries of the Certificate of Designations, Preferred Registration Rights Agreement, Warrants Registration Rights Agreement, Board Representation and Observation Rights Agreement and Warrant Agreement are qualified by reference to the full text of such agreements, which are included as Exhibits 3.1, 4.1, 4.2, 4.3 and 4.4 hereto, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Preferred Shares pursuant to the Original Purchase Agreement and the Additional Purchasers Purchase Agreement is undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders

The information regarding the Preferred Stock, the Warrants, Registration Rights Agreements, the Board Representation and Observation Rights Agreement, the Warrant Agreement and the Certificate of Designations set forth in Items 1.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of March 16, 2016, in connection with the Closing, the Company filed with the Secretary of State of Delaware the Certificate of Designations, establishing the rights, preferences, privileges and other terms relating to the Preferred Stock. A summary of the rights, preferences and privileges of the Preferred Stock and other material terms and conditions of the Certificate of Designations is set forth in in Item 1.01 of this Current Report and is incorporated by reference into this Item 5.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 3.1	Certificate of Designations of Series A Preferred Stock of Targa Resources Corp., filed with the Secretary of State of the State of Delaware on March 16, 2016.

Exhibit 4.1	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto

Exhibit 4.2	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto

Exhibit 4.3	Board Representation and Observation Rights Agreement, dated as of March 16, 2016, by and between Targa Resources Corp. and Stonepeak Target Holdings LP

Exhibit 4.4	Warrant Agreement, dated as of March 16, 2016, by and among Targa Resources Corp., Computershare Inc. and Computershare Trust Company, N.A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES CORP.

By:	/s/ John R. Sparger
John R. Sparger
Senior Vice President and Chief Accounting Officer

Dated: March 17, 2016

Exhibit Index

Exhibit Number	Description

Exhibit 3.1	Certificate of Designations of Series A Preferred Stock of Targa Resources Corp., filed with the Secretary of State of the State of Delaware on March 16, 2016.

Exhibit 4.1	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto

Exhibit 4.2	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto

Exhibit 4.3	Board Representation and Observation Rights Agreement, dated as of March 16, 2016, by and between Targa Resources Corp. and Stonepeak Target Holdings LP

Exhibit 4.4	Warrant Agreement, dated as of March 16, 2016, by and among Targa Resources Corp., Computershare Inc. and Computershare Trust Company, N.A